Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Supreme Industries, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Herbert M. Gardner and Mark D. Weber, or either of them, his true and lawful attorney in fact and agent, with the full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, shares of the Company’s Class A common stock (“Common Stock”) issuable under the Company’s 2016 Long-Term Incentive Plan granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he may, might, or could do in person, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.

[Remainder of Page Intentionally Left Blank

Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective the 30th day of June, 2016.

SIGNATURES	TITLE

/s/ Herbert M. Gardner	Chairman of the Board and Director
Herbert M. Gardner

/s/ William J. Barrett	Executive Vice President (Long Range and Strategic Planning),
William J. Barrett	Secretary, Assistant Treasurer, and Director

/s/ Mark D. Weber	Chief Executive Officer and Director
Mark D. Weber	(Principal Executive Officer)

/s/ Matthew W. Long	Chief Financial Officer, Treasurer and Assistant Secretary (Principal
Matthew W. Long	Financial and Accounting Officer)

/s/ Peter D. Barrett	Director
Peter D. Barrett

/s/ Edward L. Flynn	Director
Edward L. Flynn

/s/ Michael L. Klofas	Director
Michael L. Klofas

/s/ Arthur J. Gajarsa	Director
Arthur J. Gajarsa

/s/ Thomas B. Hogan, Jr.	Director
Thomas B. Hogan, Jr.

/s/ Mark C. Neilson	Director
Mark C. Neilson

/s/ Wayne A. Whitener	Director
Wayne A. Whitener